EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of February 26, 1999, between COLUMBIA BANCORP, a Maryland corporation (the "Corporation"), THE COLUMBIA BANK, a Maryland trust company and a principal subsidiary of the Corporation (the "Bank"), and Robert W. Locke (the "Executive"). The Severance Agreement dated as of February 26, 1996 and as amended December 16, 1997, between the Corporation, the Bank and the Executive, is hereby terminated effective with the execution of this Employment Agreement.

                              W I T N E S S E T H:

         The Executive will serve as the Executive Vice President of the Bank and possesses an intimate knowledge of the business and affairs of the Corporation and the Bank (each, a "Company" and collectively, the "Companies"). The Companies recognize the Executive's contribution to the organization, growth and success of the Companies and desire to enter into an employment agreement with the Executive in order to assure to the Companies the benefits of the Executive's expertise and knowledge. The Executive, in turn, desires to enter into full-time employment with the Companies on the terms provided herein.

         Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the parties hereto agree as follows:

              1.      Full-Time Employment of Executive.

              1.1.    Duties and Status.

                      (a) The Companies hereby engage the Executive as a
              full-time executive employee for the period (the "Employment Period") specified in paragraph 4.1, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise authority and perform executive duties as an Executive Vice President of the Bank.

                      (b) During the Employment Period, the Executive shall (i)
              not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or materially interferes with the performance of his duties hereunder in any way and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of either of the Companies, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in paragraph 1.1(a).

                      (c) The Executive shall be required to perform the
              services and duties provided for in paragraph 1.1(a) only at the principal office of either of the

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              Companies in Columbia, Maryland, or at such other locations acceptable to the Executive. The Executive shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies to be established for the Companies, which shall be similar to those commonly offered at comparable banking institutions, and any leave on account of illness or temporary disability shall not constitute a breach by the Executive of his agreements hereunder.

              1.2. Compensation and General Benefits. As compensation for his services under this Agreement, the Executive shall be compensated as follows:

                    (a) The Companies shall pay the Executive an annual salary which is not less than the greater of (i) a base salary of $125,500.00 per annum, or (ii) any subsequently established higher annual base salary. Such salary shall be payable in periodic equal installments which are no less frequent than monthly. Such salary shall be subject to normal periodic review at least annually for increases based on the salary policies of the Companies and contributions to the enterprises.

                    (b) The Executive shall be entitled to participate in such pension, profit sharing, stock incentive, stock option, stock purchase, incentive, group and individual disability, group and individual life, survivor income, sickness, accident, dental, medical or health insurance and other plans of the Companies which are in effect immediately prior to the effective date of this Agreement or in any other or additional benefit programs, plans or arrangements of the Companies which may be established by the Companies, as and to the extent any such benefit programs, plans or arrangements are or may from time to time be in effect, as determined by the Companies and terms hereof. The Companies shall neither (i) terminate or amend any benefit program, plan or arrangement of the Companies pursuant to which the Executive, or his dependents, beneficiaries or estate, is or shall be entitled to benefits, nor (ii) terminate or amend any formula or method set forth in any benefit program, plan or arrangement of the Companies pursuant to which the amount and type of benefits to which the Executive, or his dependents, beneficiaries or estate, is or shall be entitled thereunder are determined, if such termination or amendment would in any way modify or deprive the Executive, or his dependents, beneficiaries or estate, of any benefits to which he, or his dependents, beneficiaries or estate, is or shall be entitled under any benefit program, plan or arrangement of the Companies, unless (a) the Executive expressly consents in writing to such termination or amendment or (B) the amendment is required by law or regulation and the Companies shall, to the extent necessary, provide, pay or provide for payment of amounts equal to any benefits lost or reduced by such amendment. Throughout the period of his employment hereunder, the Executive shall be entitled to the receipt of any personal benefits from the Companies at the Companies' expense including, but not limited to, any other perquisites provided by the Companies to executives with comparable authority or duties. The term "benefit programs, plans, or arrangements of the Companies" as used in this Agreement refers to the matters in this paragraph 1.2(b).



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              2. Competition; Confidential Information. The Executive and the
Companies recognize that due to the nature of his association with the Companies and of his engagements hereunder, and the relationship of the Executive to the Companies, both in the past as an organizer and in the future hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operations of the Companies and their affiliates, including, without limiting the generality of the foregoing, information with respect to its present and prospective systems, customers, agents, accounts, deposits, loans, and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Companies and their affiliates and that disclosure of it to or its use by others could cause substantial loss to the Companies. The Executive and the Companies also recognize that an important part of the Executive's duties will be to develop good will for the Companies and their affiliates through his personal contact with customers, agents and others having business relationships with the Companies and their affiliates, and that there is a danger that this good will, a proprietary asset of the Companies and their affiliates, may follow the Executive if and when his relationship with the Companies is terminated. The Executive accordingly agrees as follows:

              2.1.    Non-Competition.

                      (a) During the Non-Competition Period, the Executive will
              not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or its affiliates ("affiliates" is defined solely for purposes of this paragraph 2 as "Columbia Bancorp and its subsidiaries"), engage in any activity competitive with the business of the Companies or their affiliates, nor during the Non-Competition Period will he, in competition with the Companies or their affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or corporation which was, at any time during the Non-Competition Period, (i) a state or national bank, (ii) a bank holding company, or (iii) a direct or indirect subsidiary of a state or national bank or a bank holding company, in each case which has its principal operations located in Howard County, Maryland or within a 15 mile radius of the principal office of the Corporation in Columbia, Maryland, excepting both the City of Baltimore and Washington, D.C.

                      (b) The Non-Competition Period shall commence on the date
              of this Agreement and shall terminate on:

                           (i) The date of the termination of the Employment
                      Period; or

                           (ii) If the Executive resigns in circumstances other
                      than those described in paragraph 4.3(a)(ii), two years after the date of such resignation; provided, however, that if the Executive resigns during a Change in Control Period in



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                      circumstances other than those described in paragraph
                      4.3(a)(ii), the Non-Competition Period shall terminate on the date of such resignation; or

                           (iii) If the Executive is terminated for cause (as
                      defined in paragraph 4.3(b)), two years after the date of such termination for cause.

                      (c) Nothing in this paragraph 2 shall be construed to
              prevent the Executive from owning, as an investment, not more than 1% of a class of equity securities issued by any issuer and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

              2.2. Trade Secrets. The Executive will keep confidential any trade secrets or confidential or proprietary information of the Corporation and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Companies and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Companies or their affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Companies or any of their affiliates which has a significant business purpose and is not known or generally available from sources outside the Companies or any of their affiliates or typical of industry practice.

              3. Companies' Remedies for Breach. It is recognized that damages in the event of breach of paragraph 2 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Companies, in addition to and without limiting any other remedy or right they may have, shall have the right to an injunction or other equitable relief in any federal or state court of competent jurisdiction in the State of Maryland, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Companies may have. In the event the Companies seek an injunction against the Executive and lose, then the Companies shall be liable for damages and for any legal fees incurred by the Executive in defending the action.

              4.   Employment Period.

              4.1. Duration. The Employment Period shall commence on the date of this Agreement (the "Effective Date") and shall continue until the earlier of (i) the close of business on the date which is two years after the date on which, during the Employment Period, either of the Companies gives written notice of termination to the Executive or the Executive gives written notice of termination to either of the Companies, as applicable, but not later than the close of business on May 12, 2010, (ii) termination of this Agreement (as defined in paragraph 4.3(a)), (iii) death of the


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              Executive, (iv) total disability of the Executive (as defined in paragraph 4.3(c)), (v) resignation of the Executive in circumstances other than those described under paragraph 4.3(a)(ii), or (vi) discharge of the Executive for cause (as defined in paragraph 4.3(b)).

              4.2.    Payments after Employment Period.

                      (a) In the event of a termination of this Agreement under
                  paragraph 4.1(ii), the Companies shall pay to the Executive and provide him with the following:

                           (i) During the remainder of the Employment Period
                      (determined without regard to paragraph 4.1(ii)), but not less than one year following the occurrence of any event of termination under paragraph 4.1(ii), the Companies shall continue to pay the Executive his salary at the rate and as required by paragraph 1.2(a) and in effect immediately prior to the date of termination plus (in any year after the first year) an annual bonus payable at the time or times customary during the Employment Period, which bonus shall be equivalent to a certain percentage of his salary paid to him by the Companies for each such year during the remainder of the Employment Period (determined without regard to paragraph 4.1(ii) but with regard to paragraphs 4.1(iii) and (iv)), such percentage to be equal to the average of the percentage of his salary which his annual bonus represented during each of the three years immediately preceding termination of this Agreement.

                           (ii) During the remainder of the Employment Period
                      (determined without regard to paragraph 4.1(ii) but with regard to paragraphs 4.1(iii) and (iv)), the Executive shall continue to be treated as an executive (at the level provided for in paragraph 1.1(a)) under all of the benefit programs, plans or arrangements of the Companies described in paragraph 1.2(b). In addition, the Executive shall continue to be entitled to all benefits and service credits for benefits under all of the benefit programs, plans or arrangements of the Companies described in paragraph 1.2(d) as if he were still employed during such period under this Agreement.

                           (iii) If, despite the provisions of subparagraph (ii)
                      above, benefits, service credits, or the right to accrue further benefits or service credits under any benefit programs, plans or arrangements of the Companies described in paragraph 1.2(b) shall not be payable or provided to the Executive, or his dependents, beneficiaries and estate, because he is not longer an employee of one or both of the Companies, the Companies shall, to the extent necessary, provide, pay or provide for payment of equivalent benefits, service credits and rights to accrue further benefits or service credits to or for the benefit of the Executive, his dependents, beneficiaries and estate.

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

                      (b) In the event of a termination of this Agreement under
                  paragraph 4.1(ii), the Executive in his discretion may elect, within 60 days after such termination, to be paid a lump sum or other agreed severance allowance in lieu of termination payments provided for in paragraph 4.2(a) in an amount of cash which shall be negotiated and agreed upon in writing between the Executive and the Companies. Among the forms which the severance allowance may take, if negotiated and agreed upon in writing between the Executive and the Companies, shall be payment of equal installments to the Executive the present value of which, computed at the time required by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), is below the threshold necessary to trigger applicability of Section 4999 of the Code which imposes a nondeductible excise tax on any recipient of an "excess parachute payment" equal to 20% of the amount of such payment. In the event that the Executive makes an election pursuant to this paragraph 4.2(b), the severance allowance shall represent the present fair market value of the amount of salary, bonuses and all benefit programs, plans and arrangements of the Companies which the Executive would be entitled to during the Employment Period (determined without regard to paragraph 4.1(iii)) under this Agreement. Upon the date that the Companies and the Executive enter into a written agreement providing for a severance payment, the Companies' obligations to the Executive pursuant to paragraph 4.2(a) shall terminate. In the event that the Executive and the Companies are unable to negotiate a mutually satisfactory agreement concerning the amount of a severance payment pursuant to this paragraph 4.2(b), then the Executive shall receive termination payments and benefits as provided in paragraphs 4.2(a). Payments made under this paragraph 4.2(b) shall continue notwithstanding the subsequent death or disability of the Executive.

                      (c) In the event of a termination of this Agreement under
                  paragraph 4.1(iii), (i) the Companies shall pay the Executive's estate an amount equal to six months' salary at the rate and as required by paragraph 1.2(a) and in effect immediately prior to the date of death, (ii) the Companies shall continue benefits under the Companies' sickness, accident or health insurance for a period of six months following death of the Executive for those dependents and beneficiaries of the Executive who were covered by such programs, plans or arrangements at the date of the Executive's death, and (iii) the Executive's dependents, beneficiaries and estate, as the case may be, will receive such survivor and other benefits as they may be entitled under the terms of the benefit programs, plans, and arrangements described in paragraph 1.2(b) which provide benefits upon death of the Executive.

                      (d) In the event of a termination of this Agreement under
                  paragraph 4.1(iv), (i) the Companies shall pay the Executive an amount equal to six months' salary at the rate and as required by paragraph 1.2(a) and in effect immediately prior to the date of total disability, (ii) the Companies shall continue benefits under the


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                  Companies' sickness, accident and health insurance for two years following the date of total disability for the Executive and his dependents and beneficiaries who are covered by such programs, plans and arrangements during the two-year period; and (iii) the Executive, and his dependents, beneficiaries and estate, as the case may be, will receive such benefits as they may be entitled under the terms of the benefit programs, plans, and arrangements described in paragraph 1.2(b) which provided benefits upon total disability of the Executive.

                      (e) In the event of a termination of this Agreement under
                  paragraph 4.1(v) or (vi), the Executive, and his dependents, beneficiaries and estate, as the case may be, will receive such benefits as they may be entitled under the terms of the benefit programs, plans, and arrangements of the Companies described in paragraph 1.2(b) which provide benefits upon retirement, resignation or discharge for cause, as the case may be.

                      (f) The Executive shall not be required to mitigate the
                  amount of any payment provided for in this paragraph 4.2 by seeking employment or otherwise, nor shall the amount of any payment provided for in this paragraph 4.2 be reduced by any compensation or remuneration earned by the Executive as the result of employment by another employer, or self-employment, or as a partner, after the date of termination or otherwise. Any payment provided for in this paragraph 4.2 shall be deemed "liquidated damages" rather than a "penalty."

              4.3. Definitions. The following words shall have the specified meanings when used in the paragraphs specified:

                      (a) In paragraphs 4.1(ii), 4.2(a) and (b) and 5, the term
                  "termination" means termination (i) by either of the Companies of the employment of the Executive with either of the Companies for any reason other than death or total disability of the Executive or other than for cause, or (ii) by resignation of the Executive due to a significant change in the nature or scope of his authorities or duties from those contemplated in paragraph 1.1, a reduction in total compensation from that provided in paragraph 1.2, or the breach by either of the Companies of any other provision of this Agreement.

                      (b) In paragraphs 4.1(vi) and 4.3(a)(i), the term "cause"
                  means (i) substantiated fraud, or substantiated misappropriation resulting in material damage to the property or business of either of the Companies; conviction for commission of a felony; (ii) continuance of either willful and repeated failure or grossly negligent and repeated failure by the Executive to perform his duties in compliance with this Agreement after written notice to the Executive by the Board of Directors specifying such failure, provided that such "cause" shall have been found by a majority vote of the Board of Directors of each of the Companies (who are not serving as a designee of a person having an interest in excess of 25% of the outstanding stock of the Corporation) after at least 10 days' written notice to the Executive specifying the cause proposed to be claimed and after an opportunity for the Executive to be heard at meetings of such Board of Directors; or (iii) a continued violation of paragraph 2 after written notice to the Executive by the Board of Directors specifying such violation and providing the Executive the opportunity to cease such violation within 20 days from the date of receipt by the Executive of such notice.

                      (c) In paragraphs 1.1(c), 4.1(iv), 4.2(d) and 4.3(a)(i),
                  the term "total disability" means total disability as defined in the Companies' group and individual disability plans. If there is no such plan, then "total disability" means total disability as defined in the Executive's individual disability policy, and if there is no such policy, as defined in the group disability plan for the law firm of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201.

              5. Payments for Termination or Resignation after a Change in Control.

              5.1. Definitions.

                      (a) A "Change in Control," as used in this Agreement,
              shall be deemed to have occurred when:

                      (i) Any person (as such term is used in Sections 13(d) and
              14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the voting equity stock of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) other than the Corporation is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Common Stock of the Bank; or

                      (ii) Any person (as such term is used in Sections 13(d)
              and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the election of a majority of the Board of Directors of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) other than the Corporation gains control of the election of a majority of the Board of Directors of the Bank; or

                      (iii) Any person (as such term is used in Sections 13(d)
              and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the management or policies of either of the Companies; or

                      (iv) either of the Companies consolidates with, or merges
              with or into, another entity (including a corporation, bank, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or another such entity consolidates with, or merges with or into, such Company, in any such event pursuant to a transaction in which the issued and outstanding shares of the voting equity stock of such Company are converted into or exchanged for cash, securities or other property; or

                      (v) during any consecutive two-year period, individuals
              who at the beginning of such period constituted the Board of Directors of either Company (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of such Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Company then in office.

                      (b) A "Change in Control Period" shall mean the period
              commencing 90 days before a Change in Control and ending 365 days after such Change in Control.

              5.2. Amount of Payments. Except as provided in paragraph 5.2(e), and in lieu of amounts payable under paragraph 4, the Companies will pay the Executive the following amounts in the following circumstances:

                      (a) (i) If the Executive is terminated by either of the
              Companies in the circumstances described under paragraph 4.3(a)(i), or if the Executive resigns during a Change in Control Period in the circumstances described under paragraph 4.3(a)(ii), or if during a Change in Control Period the Executive resigns in circumstances other than those described under paragraph 4.3(a)(ii) without having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Companies will pay, or cause to be paid, to the Executive: (a) if the Executive's termination or resignation occurs before the Executive has attained the age of 63 years, an amount equal to two times the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's termination or resignation occurs on or after the Executive has attained the age of 63 years, an amount equal to the amount set forth in paragraph 5.2(a)(i)(a) multiplied by a fraction, the numerator of which shall be 730 minus the number of days which have passed since the Executive's 63rd birthday, and the denominator of which shall be 730.

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                               (ii) Such payment shall be made in one lump sum
              within 15 business days after the Executive's termination or resignation.

                      (b) (i) If the Executive resigns during a Change in
              Control Period in circumstances other than those described under paragraph 4.3(a)(ii) after having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Companies will pay, or cause to be paid, to the
              Executive: (a) if the Executive's resignation occurs before the Executive has attained the age of 64 years, an amount equal to the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's resignation occurs on or after the Executive has attained the age of 64 years, an amount equal to the amount set forth in paragraph 5.2(b)(i)(a) multiplied by a fraction, the numerator of which shall be 365 minus the number of days which have passed since the Executive's 64th birthday, and the denominator of which shall be 365.

                               (ii) Such payment shall be made in one lump sum
              within 15 business days after the Executive's resignation.

                      (c) Except as provided in paragraph 5.2(e), if the
              Executive is terminated by the Companies or resigns as described in paragraph 5.2(a), or resigns as described in paragraph 5.2(b), the Executive shall continue to receive all health, life, and disability insurance benefits available to him pursuant to paragraph 1.2(b) of this Agreement immediately before such termination or resignation. The Executive shall continue to receive such benefits until the earliest of (a) such time as the Executive shall have been receiving substantially similar insurance benefits for six months under subsequent employment, (b) 24 months after the date of a termination or resignation described in paragraph 5.2(a) or 12 months after the date of a resignation described in paragraph 5.2(b), or (c) such date as the Executive shall have attained the age of 65 years.

                      (d) All options granted to the Executive under the
              Corporation's stock option award arrangements providing for the granting of options to acquire common stock to founders, directors and key employees shall immediately become fully vested in the event of a Change in Control.

                      (e) The Executive is to receive no payments under
              paragraph 5.2(a) or (b) and no benefits under paragraph 5.2(c) if the Executive is terminated during a Change in Control Period after having already attained the age of 65 years, or if the Executive is terminated by either of the Companies during a Change in Control Period upon the death or total disability of the Executive or for cause. In an instance of death or total disability of the Executive, however, the Executive and his dependents, beneficiaries


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              and estate shall receive any benefits payable to them under paragraphs 4.2 (c) and 4.2 (d).

                      (f) Notwithstanding the foregoing, in the event that any
              of the amounts payable to the Executive under paragraph 5.2 would, if made, cause the Executive to have tax under Section 4999 of the Code, the Executive may elect, at his discretion, to reduce the amount payable to him under paragraph 5.2(a) or (b) by an amount such that the aggregate after-tax amounts the Executive will receive under paragraph 5.2 will be equal to the aggregate after-tax amounts the Executive would receive without the reduction he elected (i.e., the aggregate amounts after the application of the tax under Section 4999 of the Code and other taxes)."

                  6. Legal Costs. If (i) either of the Companies shall fail to pay or provide for payment of any amounts required to be paid or provided for hereunder at any time, (ii) the Executive desires to consult with or retain counsel as to any possible breach by the Companies of this Agreement or as to any of his rights under this Agreement, or (iii) the Executive desires to retain counsel to review or negotiate the terms of this Agreement prior to the effective date of this Agreement, the Executive shall be entitled to consult with counsel, and the Companies agree to pay the reasonable fees and expenses of independent counsel for the Executive in reviewing or negotiating this Agreement, advising him or in bringing any proceedings, or in defending any proceedings, involving the Executive's rights under this Agreement, such right to reimbursement to be immediate upon the presentment by Executive of written billings for such reasonable fees and expenses. The Executive shall be entitled to receive interest (at the prime rate of interest established from time to time at The First National Bank of Maryland) on any payments of such expenses, or any other payments under this Agreement, that are overdue.

                  7. Notices. Any notice, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail/return receipt to the Executive at the last address he has filed in writing with either of the Companies or, in the case of either of the Companies, at its principal executive offices.

                  8. Binding Agreement. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Executive, his executors, administrators and personal representatives. The rights and obligations of the Corporation and of the Bank under this Agreement shall inure to the benefit of and shall be binding upon the Companies, and shall be transferred to and be binding upon any successor of either of the Companies including, but not limited to, any successor of either of the Companies pursuant to a merger, conversion, consolidation, or transfer of assets; provided, that this Agreement may not be assigned by either of the Companies without the consent of the Executive, and in the case of a successor by transfer of all or substantially all of the assets of either of the Companies, or any other successor in which either of the Companies does not cease to exist by operation of the transaction in question as a matter of law, neither of the Companies shall be relieved of its obligations hereunder; provided further, that in the case of dissolution and winding up of the business of either of the Companies, this Agreement and the obligations hereunder shall be binding upon the trustee of either of the Companies' assets. It is recognized that, as parent and subsidiary, the Companies are closely related and that all provisions for compensation and benefits hereunder refer to compensation and benefits from the Bank and the Corporation in the aggregate. The Bank and the Corporation shall be free, without violating this Agreement, to provide salary and other benefits from either of them in their full discretion, provided that in the aggregate such salary and benefits comply with this Agreement; provided, however, that all stock options and provisions for compensation measured by the performance of stock shall relate to the Corporation's capital stock. The Companies shall be jointly and severally liable to the Executive for all of the obligations of either of them under this Agreement and any violation by either the Bank or the Corporation of any of its obligations hereunder shall be deemed to be a violation by the other of them. Any legal finding that either the Bank or the Corporation is not legally required to fulfill any of its obligations under this Agreement shall not be deemed to relieve the other of them from fulfilling such obligations.

                  9. Entire Agreement. This Agreement constitutes the entire understanding of the Executive and the Companies with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral, including any prior employment agreements between the Companies and the Executive. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. This Agreement shall be governed by the laws of the State of Maryland and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on March 23, 1999.


ATTEST:                              COLUMBIA BANCORP


 /S/  Jindy Noor                       /S/  John M. Bond, Jr.
-----------------------------        -------------------------------------
                                     John M. Bond, Jr.
                                     President and Chief Executive Officer

ATTEST:                              THE COLUMBIA BANK


/S/  Jindy Noor                       /S/  John M. Bond, Jr.
-----------------------------        -------------------------------------
                                     John M. Bond, Jr.
                                     President and Chief Executive Officer
WITNESS:


/S/ Jindy Noor                        /S/  Robert W. Locke
-----------------------------        -------------------------------------
                                     Robert W. Locke


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